                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                JANUARY 16, 1996
               -------------------------------------------------
               (Date of Report--Date of Earliest Event Reported)



                               LIBERTE INVESTORS
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



        MASSACHUSETTS                  16802                      75-1328153
----------------------------        ------------             -------------------
(State or Other Jurisdiction        (Commission                 (IRS Employer
      of Incorporation)             File Number)             Identification No.)


            600 NORTH PEARL STREET, SUITE 420, DALLAS, TEXAS  75201
            -------------------------------------------------------
                    (Address of Principal Executive Offices)



                                 (214) 720-8950
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)




                                  INAPPLICABLE
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


                          EXHIBIT INDEX ON PAGE 4.





Liberte--Form 8-K                                                   Page 1 of 70
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         ITEM 5. OTHER EVENTS.

         On January 16, 1996, Liberte Investors, a Massachusetts business trust ("Liberte") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Hunter's Glen/Ford, Ltd., a Texas limited partnership ("Hunter's Glen"), pursuant to which Liberte has agreed to sell 7,137,863 newly issued shares of common stock to Hunter's Glen for $20,342,910 ($2.85 per share). Under certain circumstances, Hunter's Glen will purchase an additional 964,576 newly issued shares of common stock at $2.85 per share for an additional $2,749,041. After the sale Hunter's Glen would own 37% or 40% of the outstanding shares of common stock of Liberte. The partners of Hunter's Glen are Gerald J. Ford and certain family interests. On January 19,
1996, Hunter's Glen made a down-payment of $2,000,000, to be held in escrow pending closing of the sale of shares pursuant to the terms and conditions of the Stock Purchase Agreement. Both Liberte and Hunter's Glen had a right to terminate the Stock Purchase Agreement at any time after January 26, 1996, if Liberte had not received an opinion from Bear, Stearns & Co. Inc., Liberte's investment banker ("Bear Stearns"), that the proposed sale of shares to Hunter's Glen pursuant to the Stock Purchase Agreement is fair, from a financial point of view, to Liberte's shareholders. On January 23, 1996, Liberte received the written opinion of Bear Stearns that such proposed sale is fair, from a financial point of view, to Liberte's public shareholders.

         Prior to the sale of the shares pursuant to the Stock Purchase Agreement, Liberte will be reorganized into a newly formed Delaware corporation that will succeed to all of the assets and liabilities of Liberte. The offering of common stock of the newly formed Delaware corporation in connection with the reorganization of Liberte will be made only by means of a prospectus transmitted to Liberte's existing shareholders. Upon such reorganization, shareholders of Liberte will automatically become shareholders of common stock of the newly formed Delaware corporation on a share for share basis.

         At the closing, Mr. Ford will become Chairman and Chief Executive Officer of Liberte. Liberte's board of directors will be expanded from three to five members, and Mr. Ford and one of his designees will join Liberte's board. Consummation of the transactions contemplated by the Stock Purchase Agreement is subject to a number of conditions, including the approval by Liberte's shareholders of the sale of shares and the reorganization of Liberte from a Massachusetts business trust into a Delaware corporation.

         For additional information, please refer to the Stock Purchase Agreement and the press release attached as exhibits hereto.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                                    EXHIBITS

NO.                                DESCRIPTION
---                                -----------

4.1 Stock Purchase Agreement dated as of January 16, 1996, between Liberte Investors, a Massachusetts business trust, and Hunter's Glen/Ford Ltd., a Texas limited partnership.

99.1         Press Release, dated January 17, 1996.


                          [SIGNATURE ON THE NEXT PAGE]





Liberte--Form 8-K                     2

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 24, 1996

                                        LIBERTE INVESTORS


                                        By: /s/ BRADLEY S. BUTTERMORE
                                            Bradley S. Buttermore
                                            Senior Vice President, Treasurer
                                            and Secretary





Liberte--Form 8-K                     3

                                EXHIBIT INDEX

NO.                                                  DESCRIPTION NO.                                                PAGE
---                                                  ---------------                                                ----
4.1          Stock Purchase Agreement dated as of January 16, 1996, between Liberte Investors, a
             Massachusetts business trust, and  Hunter's Glen/Ford, Ltd., a Texas limited partnership   . . . . . . .   5
99.1         Press Release, dated January 17, 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70





Liberte--Form 8-K                     4